                                                                   EXHIBIT 10.03
                            STANDARD LEASE AGREEMENT

                               NNN - MULTI-TENANT


     For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described below in Section 1.2 for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1.   BASIC LEASE PROVISIONS.

     1.1 PARTIES: This Lease, dated for reference purposes only January 15, 2002, is made by and between Knowles Los Gatos, LLC, a California limited liability company (hereinafter "Landlord") and LeapFrog Enterprises, Inc., a Delaware corporation (hereinafter "Tenant").

     1.2 PREMISES: Those premises commonly known as 130 Knowles, Suites D & E, Los Gatos, California, deemed to be approximately 14,470 square feet, more or less, as defined in Paragraph 2 and as shown in Exhibit "A" attached hereto and made a part hereof (hereinafter the "Premises").

     1.3 BUILDING: Commonly described as being deemed to be that certain 33,720 square foot building located at 130 Knowles Drive, Suites A through E, in the City of Los Gatos, County of Santa Clara, State of California, as more particularly shown in Exhibit "A" attached hereto and made a part hereof. Tenant acknowledges that the sole purpose of any floor plan provided herein is to identify the location of the Premises in the Building. Landlord makes no representation or warranty in the attached floor plan as to the usable or rentable square footage of the Premises.

     1.4 USE: General office, research and development, distribution and warehouse of educational toys and related legal uses subject to Paragraph 7.

     1.5 TERM: Five (5) years, commencing on February 1, 2002, or upon Landlord's delivery of Suite E to Tenant, pursuant to Paragraph 1.14 below (hereinafter "Commencement Date") and ending January 31, 2007, subject to the provisions of Paragraph 1.14 below.

     1.6 BASE RENT: Thirty-Six Thousand One Hundred Seventy-five and no/100ths Dollars ($36,175.00) per month, payable on the first (1st) day of each month subject to Paragraph 4 below.

     1.7 BASE RENT INCREASE: The monthly Base Rent payable under Paragraph 1.6 above shall be adjusted during the Term as follows:

February 1, 2003 through and including January 31, 2004:       Thirty-seven Thousand Nine Hundred Eighty-three and
                                                               75/100ths Dollars ($37,983.75)

February 1, 2004 through and including January 31, 2005:       Thirty-nine Thousand Eight Hundred Eighty-two and
                                                               94/100ths Dollars ($39.882.94)

February 1, 2005 through and including January 31, 2006:       Forty-one Thousand Eight Hundred Seventy-seven and
                                                               08/100ths Dollars ($41,877.08)

February 1, 2006 through and including January 31, 2007:       Forty-three Thousand Nine Hundred Seventy and
                                                               94/100ths Dollars ($43,970.94)


                                       1.

     1.8 RENT PAID UPON EXECUTION: Upon execution of this Lease, Tenant shall pay the sum of Thirty-six Thousand One Hundred Seventy-five and no/100ths Dollars ($36,175.00) for the first month's rent.

     1.9 SECURITY DEPOSIT: Tenant's existing deposit currently on account with Landlord in the total sum of Forty-nine Thousand One Hundred Eighty-four and 62/100ths Dollars ($49,184.62) shall be transferred to this Lease as a security deposit, as defined in Paragraph 5 below.

     1.10 TENANT'S SHARE OF OPERATING EXPENSES: Forty-two and ninety-one hundredths percent (42.91%) of the Building and nine and twenty-six hundredths percent (9.26%) of the Project, as defined in Paragraphs 2.1 and 4.2 below.

     1.11 PROPERTY TAXES: Pursuant to Paragraph 4.5, "Operating Expenses" and Paragraph 6.1, "payment of Real Property Taxes as Additional Rent", Tenant shall be responsible to pay Tenant's Share, as defined below, of all real property taxes levied against the Premises during the term of this Lease.

     1.12 PROPERTY INSURANCE: Pursuant to Paragraph 4.5, "Operating Expenses" and Paragraph 13.2, "Property Insurance", Tenant, as Additional Rent", Tenant shall be responsible to pay Tenant's Share, as defined below, of all property insurance, as further defined in Paragraph 13.2 below.

     1.13 PARKING: Tenant shall have the non-exclusive use of forty-five (45) parking spaces.

     1.14 WORK OF IMPROVEMENT. Tenant shall accept the Premises in an "as is" condition, except that Landlord shall construct the Improvements as outlined in Exhibit "B" attached hereto and made a part hereof. Landlord shall bear the sole cost of the Improvements, except that Tenant shall be responsible for the costs associated with construction of the new lunch room and installation and exhausting of Tenant's spray booth, including a portion of supervision and overhead associated with these costs. Landlord and Tenant both acknowledge and agree that the construction of the Improvements, as outlined in Exhibit "B" attached hereto, shall be completed in two (2) phases. Phase 1 shall include: a) demolition of all interior walls required by the Approved Plan, b) reconstruction of offices and hallway between Suites D and E per the Approved Plan, and, c) carpet and paint, per the Approved Plan. Phase 2 shall include: i) construction of all work necessary for the lunch room; and, ii) installation and exhausting of Tenant's spray booth equipment. Tenant herein acknowledges that the Commencement Date referred herein shall occur after completion of all work required in Phase 1 of the Improvements.

     1.15 MUTUAL TERMINATION OF EXISTING LEASE. Upon execution of this Lease, Landlord and Tenant mutually agree to terminate that certain lease by and between Landlord and Tenant dated October 18, 2000, including all addendums thereto, for 130-C & D Knowles Drive, Los Gatos, California. Said mutual termination of the above-referenced lease shall be effective upon the Commencement Date of this Lease, as defined in Paragraph 1.5 above. The security deposit in the amount of $49,184.62, currently on account with Landlord, shall be applied to the Security Deposit required under Paragraph 1.9 of this Lease. Prior to the Commencement Date as defined in Paragraph 1.5 above, Tenant shall return 130 Knowles, Suite C, Los Gatos, California, to Landlord pursuant to Paragraph 9.2(e) of that certain lease dated October 18, 2000, referred to above.

2.   PREMISES, PARKING, COMMON AREAS, WORK OF IMPROVEMENT:

     2.1 PREMISES. The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in Paragraph 1.3. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas (as defined below) and the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Project".

     2.2 VEHICLE PARKING. Tenant shall be entitled to the non-exclusive use of unreserved and unassigned parking spaces the number of which is specified in Paragraph 1.13 above, on those portions of the Common Area designated by Landlord for parking. Tenant shall not use more parking spaces than the number specified. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or pick-up


                                       2.

trucks, herein called "Permitted Size Vehicles". Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles". Tenant shall not at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of Tenant, its employees, invitees, suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area, nor shall Tenant, its employees, invitees, suppliers or others park or store any vehicle (Permitted Size or otherwise) on any portion of the Common Area, including designated parking areas, unattended for any period longer than twenty-four (24) hours. If Tenant commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately paid by Tenant to Landlord upon demand from Landlord.

     2.3 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and the other tenant and other authorized users of the Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalk, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

     2.4 COMMON AREAS - TENANT'S RIGHTS. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas or to construct or install any improvements in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, the Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable by Tenant to Landlord upon demand by Landlord.

     2.5 COMMON AREAS - RULES AND REGULATIONS/CC&R's. Landlord or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, as well as any private conditions, covenants, and restrictions of public record now or hereafter affecting the Premises and any amendment thereof, and to cause its employees, suppliers, shippers, customers and invitees to abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants or authorized users of the Project. Any failure by Tenant or its agents, employees or representatives to observe and comply with the rules and regulations established by Landlord with respect to the Common Areas shall be a default by Tenant hereunder. A copy of the current Rules and Regulations for the Project are attached hereto as Exhibit "B".

     2.6 COMMON AREAS - CHANGES. Landlord shall have the right at Landlord's sole discretion, from time to time:

          (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

          (b) To close temporarily any of the Common Areas for maintenance purposes, so long as reasonable access to the Premises remains available;

          (c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;


                                       3.

          (d) To add additional buildings and improvements to the Common Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;

          (f) To close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of the rights of any person or public therein; and

          (g) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

     Notwithstanding the foregoing, Landlord shall at all times provide the parking spaces required by applicable law and except as provided immediately below, in no event shall the number of parking spaces that Tenant is entitled to under Paragraph 2.2 be reduced. The preceding sentence to the contrary notwithstanding, in the event by reason of any rule, regulation, order, law, statute or ordinance of any governmental or quasi-governmental authority relating to or affecting parking on the Project, or any other cause beyond Landlord's reasonable control, Landlord is required to have the right to proportionately reduce the number of Tenant's parking spaces and the non-exclusive parking spaces of the tenants of the Building.

3.   TERM.

     3.1 TERM. The term (the "Lease Term") and Commencement Date of this Lease shall be as specified in Paragraph 1.5 of the Basic Lease Provisions, unless terminated earlier pursuant to this Lease.

     3.2 DELAY IN COMMENCEMENT. Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on said Commencement Date set forth in Paragraph 1.5 of the Basic Lease Provisions, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent or other monetary sums until possession of the Premises is tendered to Tenant; provided that if the delay in delivery of possession exceeds thirty (30) days, then the expiration date of the term of the Lease shall be extended by the period of time computed from the scheduled commencement date to the date possession is tendered. If Tenant occupies the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Tenant shall pay rent for such period at the initial monthly rates as set forth below.

     3.3 COMMENCEMENT AFTER CONSTRUCTION. If Landlord is obligated under Paragraph 1.14 of the Basic Lease Provisions and Exhibit "B" to perform construction or remodeling work, then possession shall not be deemed tendered and the term of this Lease shall not commence until the first to occur of the following:

          (a) The date on which Phase 1 of the Improvements, as defined in Paragraph 1.14 above, to be constructed by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, such work as Landlord is required to perform but which is delayed because of fault or neglect of Tenant, acts of Tenant or Tenant's agents (including, without limitation, delays caused by work done on the Premises by Tenant or Tenant's agents or by acts of Tenant's contractors or subcontractors) or delays caused by change orders requested by Tenant or required because of errors or omissions in plans submitted by Tenant; and such work as Landlord is required to perform but cannot complete until Tenant performs necessary portions of construction work it has elected or is required to do; or

          (b) After a Certificate of Occupancy on the work of improvement for Phase 1, or its equivalent, is granted by the proper governmental agency or, if no Certificate of Occupancy, or its equivalent, is issued by any local agency, then after notification by Landlord's architect or contractor that Landlord's construction work has been completed; or


                                       4.

          (c) Upon the occupancy of the Suite E of the Premises by any of Tenant's operating personnel.

     3.4 If the term commences on a date other than as set forth in Paragraph
1.5 of the Basic Lease Provisions above, then Landlord and Tenant shall execute a written acknowledgment stating the date of commencement.

4.   RENT.

     4.1 BASE MONTHLY RENT. Tenant shall pay to Landlord as base monthly rent for the Premises in advance on the first day of each calendar month of the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum as defined in Paragraphs 1.6 and 1.7 of the Basic Lease Provisions (the "Base Rent"). If the Commencement Date is not the first day of a month, or if the Lease expiration or termination date is not the last day of a month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Lease commences and/or terminates.

     Concurrently with Tenant's execution of this Lease; Tenant shall pay to Landlord in the form of a check the sum as defined in Paragraph 1.8 of the Basic Lease Provisions as Base Rent for the period defined in Paragraph 1.8 of the Basic Lease Provisions.

     4.2 ADDITIONAL RENT. Commencing on the date set forth in Section 1.5 of the Basic Lease Provisions above, and continuing throughout the Lease Term, Tenant shall pay, as additional rent, Tenant's Share (as defined in Section 4.5(a)) of
(i) Operating Expenses as required by Section 4.5, 8.1 and 9.2 and as defined in Paragraph 4.5 below; (ii) Real Property Taxes as required by Section 6.1; and,
(iii) the cost of any insurance premiums, pursuant to Section 13.2. All Operating Expenses, real property taxes, insurance costs, late charges, costs, expenses and other sums which Tenant is required to pay under this Lease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all reasonable damages, costs and attorneys' fees and expenses which Landlord may incur by reason of any default of Tenant, or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent ("Additional Rent") and shall be paid in addition to the Base Rent, and, in the event of non-payment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the non-payment of the Base Rent.

     4.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent, Additional Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing, accounting charges and late payment fees which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within four (4) days after such amount shall be due, Tenant shall pay to Landlord as Additional Rent a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Base Monthly Rent or Additional Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to make such payment when due. In the event any payment of Base Monthly Rent or Additional Rent is not received by Landlord by the thirtieth (30th) day after the due date for such payment or installment, such payment or installment shall bear interest at the Permitted Rate, as defined in Paragraph 20.17 below, commencing on the thirty-first (31st) day after the due date for such payment or installment and continuing until the same is paid.

     4.4 RETURNED CHECK FEE. A twenty-five dollar ($25.00) charge will be paid by Tenant as Additional Rent to Landlord for each check returned unpaid by the bank and Tenant shall replace the payment with a Cashier's Check or Certified Check. If Tenant has two (2) or more checks returned for insufficient funds at any time during its tenancy, Landlord, at its option, may request all payments, current and future, be made by Cashier's Check or Certified Check.


                                       5.

     4.5 OPERATING EXPENSES. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

          (a) "Tenant's Share" is defined, for purposes of this Lease, as the respective percentages set forth in Paragraph 1.10 of the Basic Lease Provisions, which percentages have been determined by dividing the approximate square footage of the Premises by the total approximate square footage of both the space contained within the Building and all buildings located in the Project. Tenant's Share used in calculating Tenant's Share of any Operating Expense shall be determined by the specific charge and its relationship to the Building versus the Project, which determination shall be made by Landlord in its reasonable discretion. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximate, which Landlord and Tenant agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises, or a change in the space available for lease in the Project.

          (b) "Operating Expenses" as defined, for purposes of this Lease, shall include all costs and expenses incurred by Landlord in connection with the ownership and operating of the Project, including but not limited to the following:

               (i) The operating, repair, maintenance, and replacement in neat, clean, good order and condition of the following:

                    (aa) the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers. irrigation systems, Common Area lighting facilities, electric rooms, elevators, fences and gates,

                    (bb) Common Area signage (i.e., address, directional. Project identity and tenant directories),

                    (cc) fire detection systems, including sprinkler systems;
and,

                    (dd) security services, if provided.

               (ii) The cost of water, gas, electricity and other utilities to serve the Common Areas or which are not separately metered to the Premises;

               (iii) trash disposal services;

               (iv) reserves set aside for maintenance repair and/or replacement of the Common Areas;

               (v) Real Property Taxes as provided in Paragraph 6.1;

               (vi) property insurance premiums as provided in Paragraph 13.2;

               (vii) the cost of liability insurance carried by Landlord with respect to the Common Areas;

               (viii) any deductible portion of an insured loss concerning the Project or any portion thereto;

               (ix) the cost of any capital improvements made to the Building or Project by Landlord that have the effect of reducing Operating Expenses or avoiding increases in Operating Expenses or, subject to the terms of Paragraph
9.3 (b) below, the cost of any capital improvements that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, which cost shall be amortized over such reasonable period of time as Landlord shall determine with interest on the unamortized


                                       6.

balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements;

               (x) fees for licenses and permits required for the operation of the Building, Common Areas and Project;

               (xi) the reasonable cost of contesting the validity or applicability of any governmental enactment's or assessments, including without limitation property tax assessments, which may affect Operating Expenses;

               (xii) the repair, maintenance or patching, but not replacement, of the roof membrane of the Building; and,

               (xiii) any other services to be provided by Landlord that are stated elsewhere in this Lease to be an operating expense.

          (c) The inclusion of the improvements, facilities and services set forth in Paragraph 4.5(b) shall not be deemed to impose an obligation by Landlord to either have said improvements or facilities or to provide those services. Without limiting the generality of the foregoing, nothing contained in Paragraph 4.5(b) or elsewhere in this Lease shall create or imply an obligation or duty on the part of Landlord to provide any security services or protection for the Premises, the Building, Common Area and/or the Project.

          (d) Tenant's share of Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, an amount may be estimated by Landlord from time to time of Tenant's share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during the Lease Term herein, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expenses as aforesaid, Landlord shall provide Tenant with a reasonably detailed statement reconciling Tenant's Share of the actual Operating Expenses. Said detailed statement shall be provided on an annual basis, or within thirty (30) days of the expiration of this Lease or Tenant's vacation of the Premises. If Tenant's payments under this Paragraph 4.5(d) during the preceding year exceed Tenant's Share as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expenses next falling due. If Tenant's payments under this Paragraph during said preceding year were less than Tenant's Share, as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement.

5. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum, as defined in Paragraph 1.9 of the Basic Lease Provisions outlined above, in the form of a Cashier's Check or Certified Check payable to Landlord. Said sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof, including any extension or renewal of the term. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Additional Rent and any of the monetary sums due herewith, Landlord may use, apply or retain all or any part of this security deposit for the payment of Base Rent, Additional Rent or any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including, but not limited to, any damages or deficiency in the re-letting of the demised Premises or other reentry by Landlord. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount; Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully comply with all the terms, covenants and conditions of this Lease, any part of the security deposit not used or retained by Landlord pursuant to the terms outlined above shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease Term and after delivery of exclusive possession of the demised Premises to Landlord. If at any time the Base Rent is increased, the security deposit shall be increased to an amount equal to the Base Rent. In the event of termination of Landlord's interest in the Lease, Landlord shall transfer said deposit to Landlord's


                                       7.

successor in interest whereupon Landlord shall be automatically released of all liability for return of such deposit or the accounting therefore.

     Tenant hereby agrees not to look to the mortgages, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant's performance of this Lease.

     Tenant covenants that it shall not assign or encumber the security deposit given to Landlord pursuant to this Lease. Neither Landlord, its successors or assigns shall be bound by any such assignment or encumbrance or any attempted assignment or encumbrance.

6.   TAXATION.

     6.1 PAYMENT OF REAL PROPERTY TAXES AS ADDITIONAL RENT. Tenant shall pay, as Additional Rent, Tenant's Share (as defined in Paragraph 4.5(a)) of all real property taxes levied against the Premises during the term of this Lease. Such payment shall be made by Tenant to Landlord within ten (l0) days after receipt of Landlord's written statement setting forth the amount of such increase and the reasonable computation thereof. Tenant's liability for Real Property Tax Increases shall be prorated to reflect the commencement and termination dates of this Lease.

     6.2 DEFINITION OF "REAL PROPERTY TAX". For the purpose of this Lease, "Real Property Taxes" means and includes all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), taxes based on vehicles utilizing parking areas, taxes based or measured by the rent paid, payable or received under this Lease, taxes on the value, use, or occupancy of the Premises, the Buildings and/or the Parcel, Environmental Surcharges, and all other governmental impositions, fees and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to the Premises, the Building and/or the Project, or assessed, levied or imposed upon the Premises, the Building and/or the Project, or become due and payable and a lien or charge upon the Premises, the Building and/or the Project, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments, or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term "Property Taxes" shall not include any federal, state or local net income, estate, or inheritance tax imposed on Landlord.

     6.3 PERSONAL PROPERTY TAXES.

          (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

          (b) If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

     6.4 OTHER TAXES. Tenant shall, as Additional Rent, pay or reimburse Landlord for any tax based upon, allocable to, or measured by the area of the Premises; or by the rent paid, payable or received under this Lease, any tax upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, any privilege tax, excise tax, business and occupation tax, gross receipts tax, sales and/or use tax, water tax, sewer tax, employee tax, occupational license tax imposed upon


                                       8.

Landlord or Tenant with respect to the Premises, any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

7.   USE.

     7.1 USE. The Premises shall be used and occupied by Tenant only for the purpose as set forth in Paragraph 1.4 of the Basic Lease Provisions above and for no other purpose whatsoever.

     7.2 SUITABILITY. If the Premises are completed as of the date of execution hereof, then Tenant, by execution of this Lease, shall be deemed to have accepted the Premises in the condition existing as of the date of execution and in any event this Lease shall be subject to all applicable zoning ordinances and to any municipal, county and state laws and regulations governing and regulating the use of the Premises, and further to have accepted tenant improvements to be constructed by Landlord, if any, as being completed in accordance with the plans and specifications for such improvements. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation, warranty, estimation or promise of any kind as to the suitability of the Premises for the conduct of Tenant's business, the condition of the Building or Premises or the use or occupancy which may be made thereof. Tenant hereby warrants to Landlord that Tenant (i) has made its own investigation and examination of all the relevant data relating to or affecting the Premises, (it) is relying solely on its own judgment in entering into this Lease; and, (iii) is satisfied that the Premises are suitable for Tenant's intended use and that the Building and Premises meet all governmental requirements for such intended use.

     7.3 USES PROHIBITED.

          (a) Tenant shall not do or permit anything to be done in or about the Premises which will increase the existing rate of insurance upon the Premises (unless Tenant shall pay any increased premium as a result of such use or acts) or cause the cancellation of any insurance policy covering said Premises or any building of which the Premises may be a part, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by a standard form policy of fire insurance.

          (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of any building of which the Premises may be a part or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and Tenant shall keep the Premises in a clean, attractive condition, free of any objectionable noises, odors, dust or debris.

          (c) Tenant shall not use the Premises or permit anything to be in or about the Premises which will in any way conflict with or violate any law, statute, zoning restriction, ordinance, governmental rule, regulation, requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. Tenant shall also comply, at its sole cost, with the provisions of all recorded documents affecting the Premises insofar as the same relate to or affect the condition, use or occupancy of the Premises. Tenant shall obtain, prior to taking possession of the Premises, any permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation, recorded document, or requirement, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, expense, cost, damage, attorney's fees, penalties or liability arising out of the failure of Tenant or Tenant's agents or employees to comply with any applicable law, statute, ordinance, rule, regulation, order, requirement or recorded document

          (d) Tenant shall not store, park or operate any vehicles inside the Building, other than those operated by electricity.


                                       9.

8.   UTILITIES AND WASTE DISPOSAL.

     8.1 UTILITIES. Tenant shall pay as Additional Rent prior to delinquency for all water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, scavenger, trash disposal, janitorial, landscaping and all other materials and utilities supplied to the Premises and all taxes and surcharges thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion of all charges which are jointly metered or maintained by Landlord as an Operating Expense, the determination to be made by Landlord, and payment shall be made by Tenant within ten (10) days of receipt of a statement for such charges. The lack or shortage of any utilities or services described above due to any cause whatsoever shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all rentals due hereunder, all without diminution, credit or deduction.

     8.2 WASTE DISPOSAL. Tenant shall store its waste either inside the Premises or in its own dumpsters located within outside trash enclosures. Tenant shall not store, place or maintain any garbage, trash, rubbish, other refuse or Tenant's personal property in any area of the Common Areas or exterior of the Premises at any time. Tenant, at its sole expense, shall be responsible to maintain and keep the designated trash enclosures and Common Areas free of garbage, trash, rubbish, other refuse or Tenant's personal property.

9.   MAINTENANCE AND REPAIRS, ALTERATIONS AND ADDITIONS.

     9.1 LANDLORD'S OBLIGATIONS. Subject to the provisions of Section 14 and except for damage caused by a negligent or intentional act or omission of Tenant and Tenant's agents, employees or invitees, Landlord, at Landlord's expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Premises. Landlord shall not, however, be obligated to paint such exterior, nor shall Landlord be required to maintain the interior surface of exterior walls, ceiling or doors, nor shall Landlord be required to maintain, repair or replace windows, doors, skylights or plate glass. Landlord shall have no obligation to make repairs under this Paragraph 9.1 until a reasonable time after receipt of written notice of the need for such repairs. Landlord shall maintain, repair or patch the roof membrane (as an Operating Expense), and Tenant shall pay Tenant's Share of the cost thereof, pursuant to Paragraph 4.5 above. Tenant expressly waives the benefits of any statute (including, without limitation, the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from rent due hereunder) or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     9.2 TENANT'S OBLIGATIONS.

          (a) Subject to the provisions of Sections 9.1 and 14, Tenant, at Tenant's expense, shall maintain in good order, condition and repair the Premises and every part thereof, regardless of whether the damaged portion of the Premises or the means of repairing the same are accessible to Tenant, including, but not limited to floors, ceilings, windows, doors, skylights, interior walls, and the interior surfaces of the exterior walls, plumbing, heating, air conditioning and ventilating equipment, telecommunications equipment and intrabuilding network cabling, electrical and lighting facilities and equipment including circuit breakers and exterior lighting attached to the Premises. In addition, Tenant shall, at Tenant's expense, maintain in good order, condition and repair any sidewalks, landscaping (including but not limited to irrigation systems and backflow prevention devices), driveways, parking lots, fences and signs located in the areas which are adjacent to and included with the Premises, unless such items are to be maintained by Landlord as an Operating Expense, pursuant to Paragraphs 4.5, 8.1 and 9.1 above. Where there is any rooftop mounted heating and/or air conditioning equipment, said maintenance shall include, without limitation, a periodic agreement with a reputable and licensed heating and air conditioning service company. If Tenant's use of the Premises is limited to normal business hours (8:00 am to 6:00 p.m.), such agreement shall provide for service at least as often as every ninety (90) days. If Tenant's use extends beyond normal business hours, this service shall be as often as may be required by Landlord. If Tenant does not provide Landlord with a copy of said maintenance contract within sixty (60) days from Commencement Date set forth in Paragraph 1.5 of the Basic Lease Provisions and
Section 3.1 above, Landlord may elect, at its option, to keep and maintain the heating and air conditioning systems of the Premises and in such event, Tenant shall pay to Landlord upon demand the full cost of such maintenance and repairs to such systems.


                                      10.

          (b) All glass in or around the building, both interior and exterior, is at the sole risk of Tenant, and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality according to the current local code.

          (c) In the event the Premises is damaged due to an attempted burglary or forcible entry into Premises, Tenant shall be responsible for any ensuing damage to the Premises or that larger building of which Premises is part thereof.

          (d) In the event Tenant fails to perform Tenant's obligations under this Section 9, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant, within ten (10) days after notice from Landlord, fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Permitted Rate from the date of such work until paid. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

          (e) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. On the last day of the Lease Term or upon the sooner termination of the Lease, Tenant shall, to the reasonable satisfaction of Landlord surrender the Premises in good condition (and free of all Hazardous Materials used, generated or stored by Tenant and its agents. employees and contractors) with all originally painted interior walls washed, or re-painted if marked or damaged and other interior walls and doors cleaned and repaired or replaced, all carpets cleaned and in good condition, the HVAC equipment inspected, serviced and repaired by a reputable and licensed service firm and all floors cleaned and waxed. Tenant further agrees to remove all Tenant's personal property and trade fixtures from the Premises and repair any damage to the Premises caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment or furniture, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction. Tenant agrees that all Tenant's personal property and trade fixtures not removed shall be deemed to be abandoned by Tenant and may be removed by Landlord at Tenant's expense. Tenant shall continue to pay rent at the rate paid by Tenant prior to the termination of the Lease until such time that the Premises are returned in a condition as required above; however, said payment of rent does not constitute an extension or renewal of lease nor does it constitute a month-to-month tenancy, it shall constitute immediate compensation for Tenant's detention of the Premises and does not preclude Landlord from obtaining additional monetary damages for Tenant's delay in surrendering the Premises, as set forth below. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay.

     9.3 ALTERATIONS.

          (a) Tenant shall not construct any improvements or additions or otherwise alter, change or improve the Premises without Landlord's prior written approval, and not until Landlord shall have first approved the plans and specifications therefor, which approvals shall not be unreasonably withheld. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All such approved alterations or improvements shall be installed by Tenant at Tenant's expense using a licensed contractor first approved by Landlord in compliance with the approved plans and specifications therefor and in strict accordance with all laws. All such construction shall be done in a good and workmanlike manner using new materials of good quality. As a condition to consenting to any leasehold improvement or alteration or change requested by Tenant, the cost of which may exceed Twenty-five Thousand Dollars ($25,000), Landlord shall have the right to require Tenant to post a completion bond in an amount and in a form satisfactory to Landlord. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the structural integrity of the Building or the roof membrane integrity of the Building. Tenant shall not commence construction of any alterations, additions, or improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, and (iii) Tenant shall have given Landlord at least five (5) days


                                      11.

prior written notice of its intention to commence such construction. All alterations, additions and improvements constructed by Tenant shall remain the property of Tenant during the Lease Term but shall not be damaged, altered, or removed from the Premises. At the expiration or sooner termination of the Lease Term, all alterations, additions, or improvements shall be surrendered to Landlord as a part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof, however, Landlord may, at its option, require Tenant to remove any alterations, additions, or improvements in which case Tenant shall so remove such alterations, additions or improvements prior to the expiration or sooner termination of the Lease Term.

          (b) Alterations Required by Law. If during the term of this Lease, any alteration, addition or change of any sort, whether structural or otherwise to all or any portion of the Premises is required by law (including, but not limited to, alterations required by the Americans with Disabilities Act of 1990 or any amendments thereto or any regulations prorogated thereunder (collectively the "ADA") because of (i) Tenant's use or occupancy of the Premises or change of use or occupancy of the Premises, (ii) Tenant's application for any permit or governmental approval, (iii) Tenant's construction or installation of any leasehold improvements or trade fixtures, (iv) any violation by Tenant of any Law (including any requirement of the ADA), (v) any special use of the Premises or any part thereof by Tenant or any subtenant or assignee of Tenant (including, but not limited to any use for a facility which constitutes, or if open to the public would generally constitute a "place of public accommodation" under the ADA requirements), or (vi) any special needs of the employees of Tenant or any assignee or subtenant of Tenant, then Tenant shall promptly make the same at its sole cost and expense. Within ten (10) days after receipt, Tenant shall notify Landlord in writing and provide Landlord with copies of (i) any notices alleging any violation of any Law relating to the Premises or Tenant's occupancy or use of the Premises, including any notices alleging violation of the relating ADA to any portion of the Project or the Premises; (ii) any claims made or threatened in writing regarding non-compliance with the ADA or any Law relating to the Project or the Premises, or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA or any Law relating to any portion of the Project or the Premises.

10.  ENTRY BY LANDLORD.

     Landlord and Landlord's agents shall have the right at reasonable times to enter the Premises to inspect the same or to maintain or repair, make alterations or additions to the Premises or any portion thereof or to show the Premises to prospective purchasers, tenants or lenders. Landlord may, at any time, place on or about the Premises any ordinary "for sale" signs; Landlord may at any time during the last one hundred eighty (180) days of the term of the Lease place on or about the Premises any ordinary "for lease" signs. Tenant hereby waives claim for abatement of rent or for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby

11.  LIENS.

     Tenant shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished to or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such liens, cause such lien to be released of record by payment or posting of a proper bond. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorneys' fees and costs shall be payable to Landlord by Tenant on demand with interest at the Permitted Rate (as defined in Paragraph 20.17 below). Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and material person's liens and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations, improvements or additions to the Premises.


                                      12.

12.  INDEMNITY.

     12.1 INDEMNITY. Tenant agrees to indemnify, protect and defend Landlord and Landlord's agents and lenders against and hold Landlord and Landlord's agents and lenders harmless from any and all claims, causes of action, judgments, obligations or liabilities and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys' fees), on account of, or arising out of (i) the operation, condition, maintenance, use or occupancy of the Premises, (ii) any bodily injury, death or property damage occurring in or about the Premises, (iii) any act, omission or neglect of Tenant or its agents, or (iv) any breach or default in the performance in a timely manner of any obligation on Tenant's part to be performed under this Lease. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Paragraph 12.1 shall survive termination of the Lease with respect to any damage, injury or death occurring or accruing prior to such termination.

     12.2 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury and Tenant waives all claims against Landlord to Tenant's business or loss of income therefrom or for damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building in which the Premises are located, or of the Project.

13.  INSURANCE

     13.1 TENANT'S INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in force during this Lease the following insurance issued by an insurance company acceptable to Landlord and licensed to do business in the State of California.

          (a) Commercial General Liability (CGL) Insurance written on an occurrence basis, covering the Premises and all operations of Tenant in or about the Premises for bodily injury, property damage and personal injury liability.

               (i) Tenant's CGL coverage shall be written with limits of not less than:

                    (aa) Two Million Dollars ($2,000,000) each occurrence (combined single limit for bodily injury and property damage);

                    (bb) One Million Dollars ($1,000,000) for personal injury liability;

                    (cc) One Million Dollars ($1,000,000) aggregate for products
- completed operations; and

                    (dd) Two Million Dollars ($2,000,000) general aggregate. The general aggregate limit shall apply separately to liability arising in connection with Tenant's use and occupancy of the Premises.

               (ii) Said policy shall provide contractual liability coverage insuring Tenant's indemnification obligations under this Lease.

                                      13.

               (iii) Said policy shall name Tenant's employees, Landlord, its agent's employees and any party holding an interest to which this Lease may be subordinated as Additional Insureds, and shall provide for the severability of interests of insureds and shall provide that such parties may, although additional insured, recover for any loss suffered by Tenant's neglect.

               (iv) Said policy shall provide that its coverage shall be "primary" and non-contributing with any insurance maintained by Landlord and any party holding an interest to which this Lease may be subordinated.

          (b) Fire Legal Liability Insurance covering direct physical damage and loss of use of the Building for which Tenant is legally obligated in an amount of the full replacement value of the Building.

          (c) Workers' Compensation and Employers' Liability Insurance. Workers' Compensation Insurance shall be provided as required by any applicable law or regulation. Employers' Liability Insurance shall be provided in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

          (d) Property Insurance on Tenant Improvements and Betterments on an "all risk" basis, excluding earthquake peril, for one hundred percent (100%) of replacement value.

          (e) Commercial Auto Liability Insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability arising out of any auto (including owned, hired and non-owned autos).

          (f) General Insurance Requirements. All coverages described in this paragraph B shall provide, or shall be endorsed to provide:

               (i) that said insurance shall not be canceled nor be materially reduced unless thirty (30) days prior written notice shall have been given to Landlord; and

               (ii) a waiver of all rights of subrogation by the insurance carrier against Landlord, its agents, employees and any party holding an interest to which this Lease may be subordinated.

               (iii) Said policies or certificate(s) of insurance, along with any required endorsements, evidencing the foregoing coverage requirements shall be delivered to Landlord by Tenant upon commencement of the term of this Lease and upon renewal of said insurance.

          (g) If Landlord's lender, insurance advisor or counsel reasonably determines at any time that the amount of such coverage is not adequate, Tenant shall increase such coverage to such amount as Landlord's lender, insurance advisor or counsel reasonably deems adequate. The limits of such insurance shall not limit the liability of Tenant.

     13.2 PROPERTY INSURANCE. Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, the Building and all other buildings located in the Project, in the amount of full replacement cost thereof, including protection against those perils included within the classification of "all risk" insurance plus a policy of rental income insurance in the amount of 100% of 12 months rent (including, without limitation, sums payable as Additional Rent) plus, at Landlord's option, flood insurance and earthquake insurance and any other coverages which may be required from time to time by Landlord's lender. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord on the Premises, the Building or the Project. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, trade fixtures or any modifications, alterations or improvements made or constructed by Tenant to or within the Premises. During the term of this Lease, Tenant shall pay to Landlord, as Additional Rent, Tenant's Share (as defined in Paragraph 4.5(a) above) of the amount of any premium for the insurance maintained by Landlord under this Paragraph 13.2, including, without limitation, any insurance premium due to lender's requirements or increase in insured value. Tenant shall pay such insurance premiums to Landlord


                                      14.

within ten (10) days after receipt by Tenant of a copy of the premium statement or other reasonably satisfactory evidence of the amount due, which shall include the method of calculation of Tenant's share thereof if the insurance covers other improvements than the Premises. If the term of this Lease does not expire concurrently with the expiration of the period covered by the insurance, Tenant's liability for such insurance premium shall be prorated on an annual basis.

     13.3 MUTUAL WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other of any loss of or damage to the property of either party, to the extent such loss or damage is covered by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Subparagraph 13.3 shall not apply in those instances in which the waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible; or, if any such insurance policy cannot be obtained with such a waiver of subrogation, then the party obtaining such insurance shall notify the other party of that fact and thereon shall be relieved of the obligation to obtain such a waiver of subrogation rights from the insurer with respect to the particular insurance involved.

14.  DAMAGE OR DESTRUCTION.

     14.1 PARTIAL DAMAGE - INSURED. Subject to the provisions of Paragraphs 12 and 13 above, and if at any time during the term of this Lease there is partial damage to the Premises that is not caused by the fault, omission, or negligence of Tenant, its agents, employees, contractors, or invitees, which is covered under an insurance policy required to be maintained pursuant to Section 13.2, then Landlord shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If there is a monetary deductible applicable to the aforementioned insurance policy coverage which is required to be paid prior to coverage of such casualty or damage, it shall be the sole responsibility for Tenant to reimburse Landlord for said monetary deductible. Tenant shall reimburse Landlord within ten (10) days of receipt by Tenant of a copy of the monetary deductible statement. In the event of damage to the Premises or the Building by fire or other causes resulting from fault, omission or negligence of Tenant, its agents, employees, contractors, or invitees, such damage shall be promptly reported to Landlord and shall be repaired by and at expense of Tenant under direction and supervision of Landlord and there shall be no abatement of rent during the period of repair. Tenant shall indemnify and hold harmless Landlord from and against any damages, injuries, losses, claims, liabilities or causes of action arising out of or relating to the repair or restoration of the Premises or Building.

     14.2 PARTIAL DAMAGE - UNINSURED. In the event the improvements on the Premises are damaged, except by a negligent or willful act or omission of Tenant or from an attempted burglary or forcible entry pursuant to Section 9.2 (c), by any casualty not covered under an insurance policy required to be maintained pursuant to Section 13.2, then Landlord may, at Landlord's option, either (a) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect or (b) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of the damage. In the event Landlord elects to terminate this Lease pursuant to this Section 142, Tenant shall have the right within ten
(10) days of receipt of the required notice to notify Landlord, in which event this Lease shall continue in full force and effect, and Tenant shall proceed to make such repairs as soon as reasonably possible (or Landlord may elect, in its sole discretion, to require Tenant to pay to Landlord within ten (10) days following written request therefor, or furnish evidence reasonably satisfactory to Landlord of Tenant's ability to fund that portion of the cost of such repair or restoration which is not covered by insurance proceeds, in which event Landlord shall proceed to make such repairs). If Tenant does not give such notice within the ten (10) day period, this Lease shall be canceled and terminated as of the date of the occurrence of such damage. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 13.2 shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the leased Premises, to the extent then allowed by law, to substantially the same condition in which the leased Premises was immediately prior to such damage. Landlord's obligation to restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the Commencement Date. Landlord's obligation to


                                      15.

repair or restore the Premises shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements alterations or additions made by Tenant to the Premises.

     14.3 TOTAL DESTRUCTION. If the Premises are totally destroyed during the term of this Lease from any cause whether or not covered by the insurance required under Section 13.2 (including any destruction required by any authorized public authority), this Lease, at Landlord's option, may automatically terminate as of the date of such total destruction. If Lease is not terminated pursuant to this Section, Landlord shall immediately begin the process of reconstructing the Premises and all rent for the Premises shall be abated during the period of reconstruction.

     14.4 DAMAGE NEAR END OF THE TERM. If the Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

     14.5 LANDLORD'S OBLIGATIONS. The Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, office fixtures, partitions, railings, ceilings, floor covering, equipment, machinery or fixtures or any other improvements or property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required to restore or replace same in the event of damage.

     14.6 ABATEMENT OF RENT; TENANT'S REMEDIES.

          (a) If the Premises are partially destroyed or damaged and Landlord or Tenant repairs them pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated in proportion to the extent to which Tenant's use of the Premises is impaired; provided, however there shall be no abatement of rent if the damage or destruction was caused by the fault, omission, negligence or willful misconduct of Tenant or any of its agents, employees or representatives. Except for abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction or restoration.

          (b) If Landlord shall be obligated to repair or restore the Premises under this Section 14 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant, at Tenant's option, may cancel and terminate this Lease by written notice to Landlord at any time prior to the commencement of such repair or restoration. In such event, the Lease shall terminate as of the date of such notice.

     14.7 TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Section 14, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not therefore been applied by Landlord.

15.  CONDEMNATION.

     15.1 DEFINITION OF TERMS. For the purposes of this Lease, the term (l) "Taking" means a taking of the Premises or damage to the Premises related to the exercise of the power to eminent domain and includes a voluntary conveyance in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (2) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified;
(3) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking, (4) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor, and (5) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

     15.2 RIGHTS. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein.


                                      16.

     15.3 TOTAL TAKING. In the event of a Total Taking during the term hereof,
(1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the Premises shall cease and be terminated as of the Date of Taking; (2) Landlord shall refund to Tenant any prepaid rent; (3) Tenant shall pay to Landlord any rent or charges due Landlord under the Lease, each prorated as of the Date of Taking; (4) To the extent the Award is not payable to the beneficiary of any mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant, and (5) the remainder of the Award shall be paid to and be the property of Landlord.

     15.4 PARTIAL TAKING. In the event of a Partial Taking during the term hereof, (1) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (2) from and after the Date of Taking the monthly installment of rent shall be an amount equal to the product obtained by multiplying the monthly installment of rent immediately prior to the Taking by the quotient obtained by dividing the number of square feet of floor area contained in the Premises after the Taking by the number of square feet of floor area contained in the Premises prior to the Taking; (3) To the extent the Award is not payable to the beneficiary of any mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to trade fixtures of Tenant, and (4) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking.

16.  ASSIGNMENT & SUBLETTING.

     16.1 LANDLORD'S CONSENT REQUIRED. Tenant's interest in this Lease is not assignable, by operation of law or otherwise, nor shall Tenant have the right to sublet the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party, without the prior written consent of Landlord to each such assignment, subletting, transfer or use, which consent Landlord agrees not to withhold unreasonably subject to the provisions of Subparagraph
16.3 below. A consent to one assignment, subletting, occupancy or use by another party shall not be deemed to be a consent to any subsequent assignment, subletting, occupancy or use by another party. Any assignment or subletting without such consent shall be void and shall, at the option of Landlord, terminate this Lease.

     Landlord's waiver or consent to any assignment or subletting hereunder shall not relieve Tenant from any obligation under this Lease unless the consent shall so provide

     16.2 TRANSFEREE INFORMATION REQUIRED. If Tenant desires to assign its interest in this Lease or sublet the Premises, or transfer any interest of Tenant therein, or permit the use of the Premises by another party (hereinafter collectively referred to as a "Transfer"), Tenant shall give Landlord at least fifteen (15) business days prior written notice of the proposed Transfer and of the name and legal composition of the proposed transferee, a financial statement of the proposed transferee, the nature of the (including a list of the type and quantities of all Hazardous Materials to be used by the transferee on the Premises), the payment to be made or other consideration to be given to Tenant on account of the Transfer, and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective transferee.

     16.3 LANDLORD'S RIGHTS. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value nor to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as provided in Paragraph 16.3(6) below. In the event Tenant seeks to Transfer its interest in this Lease or the Premises, Landlord shall have the following options, which may be exercised at its sole choice without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such proposed Transfer.

          (a) In the event of a Transfer constituting either an assignment of the entire Lease or a sublease of substantially all of the Premises for the balance of the Lease Term, Landlord may elect to terminate this Lease effective as of the proposed effective date of the proposed Transfer and release Tenant from any further


                                      17.

liability hereunder accruing after such termination date by giving Tenant written notice of such termination within fifteen (15) days after receipt by Landlord of Tenant's notice of intent to Transfer as provided above. If Landlord makes such election to terminate this Lease, Tenant shall surrender the Premises, in accordance with Paragraph 9.2(e), on or before the effective termination date, or

          (b) Landlord may consent to the proposed Transfer on the condition that Tenant agrees to pay to Landlord, as additional rent, seventy-five percent (75%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under this Lease (less any brokerage commissions, attorneys' fees and advertising expenses incurred by Tenant in connection with the Transfer). Tenant expressly agrees that the foregoing is a reasonable condition for obtaining Landlord consent to any Transfer; or

          (c) Landlord may reasonably withhold its consent to the proposed transfer.

     16.4 ATTORNEYS' FEES. In the event Landlord shall consent to a sublease or assignment under this Section 16, Tenant shall pay Landlord's reasonable attorneys' fees not to exceed $500.00 incurred in connection with giving such consent.

     16.5 TRANSFER TO AN AFFILIATE. Tenant may, upon written notice to Landlord, but without Landlord's consent and without the obligations of the forgoing Paragraph 16.1, 16.2 and 16.3 above, transfer its interests under this Lease to any affiliate of Tenant. For the purposes of this Lease, an "Affiliate" shall mean any entity which is controlling, controlled by, or under common control of Tenant and which directly or indirectly owns 50% or more of the voting power in such other entity. "Control" as used herein shall mean the ability to manage the operations of such entity by ownership of stock, contract or otherwise. In the event of any transfer to an Affiliate of Tenant as provided above, Tenant shall not be released or relieved of any obligations hereunder.

17. SUBORDINATION. The following provisions shall govern the relationship of this Lease to any underlying lease, mortgage or deed of trust which now or hereafter affects the Premises or Landlord's interest or estate therein and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

     17.1 PRIORITY. This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any lender so requires, this Lease shall become prior and superior to any such Security Instrument.

     17.2 SUBSEQUENT SECURITY INSTRUMENTS. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

     17.3 DOCUMENTS. Tenant shall execute any reasonable document or instrument required by Landlord or any lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the lender customarily requires in connection with such agreements, including provisions that the lender, if it succeeds to the interest of Landlord under this Lease, shall not be (i) liable for any act or omission of any prior landlord (including Landlord), (ii) subject to any offsets or difference which Tenant may have against any prior landlord (including Landlord), (iii) bound by any rent or additional rent paid more than one (1) month in advance of the date due under this Lease, (iv) liable for any defaults on the part of Landlord occurring prior to the time that lender takes possession of the Premises in connection with enforcement of its Security Instrument, (v) liable for the return of any security deposit unless such deposit has been delivered to lender, and (vi) bound by any agreement or modification of the Lease made without the prior written consent of the lender.

     17.4 TENANT'S ATTORNMENT. Tenant shall attorn (1) to any purchase of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises; (2) to any grantee or transferee designated in any deed given in lieu of foreclosure, or (3) to the lessor under any underlying ground lease should such ground lease be terminated.


                                      18.

18.  DEFAULT; REMEDIES.

     18.1 DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

          (a) Default in payment when due of any installment of rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after written notice of such default is given to Tenant;

          (b) The abandonment or vacation of the Premises by Tenant;

          (c) A failure by Tenant to observe and perform any other provision of the Lease to be observed or performed by Tenant, where such failure shall have continued for twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

          (d) Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

          (e) Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in Clause (d) above, or,

          (f) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) is not dismissed within forty-five (45) days of filing such case, action or proceeding.

          (g) Levy of a writ of attachment or execution of Tenant's interest under this Lease where such writ continues for a period of ten (10) days;

          (h) An assignment, sublease or other transfer of this Lease or Tenant's interest in the Premises or portion thereof contrary to the provisions of Section 16, or

          (i) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditor.

     18.2 NOTICES. When this Lease requires service of a notice that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required under Code of Civil Procedure Section 1161, or any similar successor statute.

     18.3 REMEDIES. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice and demand and without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach.

          (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession, irrespective or whether Tenant shall have abandoned the Premises. In the event Landlord elects to not terminate the Lease, Landlord shall have the right


                                      19.

to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate the Lease initially, Landlord at any time during the Term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

          (b) Terminate this Lease by giving Tenant written notice of termination or other lawful means. On the giving of the notice all of Tenant's rights in the Premises and the Building and Project shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Paragraph 9.2(e), and Landlord may re-enter and take possession of the Premises and all the remaining improvement or property and eject Tenant or any of Tenant's subtenants, assignees or the person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this paragraph shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

               (i) maintenance and preservation of the Premises;

               (ii) efforts to relet the Premises;

               (iii) appointment of a receiver in order to protect Landlord's interest hereunder;

               (iv) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

               (v) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

          (c) In the event this Lease terminated pursuant to Subparagraph 18.3(b) above, or otherwise, Landlord shall be entitled to damages in the following sums:

               (i) the worth at the time of award of the unpaid rent which has been earned at the time of termination; plus

               (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

               (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under the Lease, or which in ordinary course of things would be likely to result therefrom including, without limitation, the following: (A) expenses for cleaning, repairing or restoring the Premises; (B) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to the succeeding lessee, or otherwise), (C) real estate broker's fees, advertising costs and other expenses of reletting the Premises; (D) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions, (E) expenses in retaking possession of the Premises;


                                      20.

(F) attorneys' fees and court costs; and (G) any unamortized real estate brokerage commission paid in connection with this Lease.

               (v) The "worth at the time of award" of the amounts referred to in Subparagraphs (i) and (ii) of this paragraph 18.3(c) is computed by allowing interest at the Permitted Rate. The "worth at the time of award" of the amounts referred to in Subparagraph (iii) of this Paragraph 18.3(c) is computed by discounting such amount at the discount rate of the Federal Reserve Board of San Francisco at the time of award plus one percent (1%). The term "rent" as used in this Paragraph 18 shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including, without limitation, Base Rent, Additional Rent and Operating Expenses.

     18.4 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion. Any money judgment obtained by Tenant based upon Landlord's breach of this Lease shall be satisfied only out of the proceeds of the sale or disposition of Landlord's interest in the Premises (whether by Landlord or by execution of judgment).

19.  HAZARDOUS MATERIALS.

     19.1 DEFINITIONS. As used herein, the term "Hazardous Material" shall mean any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or waste," "hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C Section 9601 et seq.) and/or the Resource Conservation and Recover Act (42 U.S.C. Section 6901 et seq.); (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to the adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises, (v) the presence of which on adjacent properties could constitute a trespass by Landlord or Tenant: (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons, (vii) without limitation which contains polychlorinated biphenyl's (PCBs), asbestos or urea formaldehyde foam insulation, or (viii) without limitation radon gas.

     19.2 PERMITTED USE. Subject to the compliance by Tenant with the provisions of Paragraphs 19.3, 19.4, 19.5, 19.6, 19.7, 19.8 and 19.9 below, Tenant shall be permitted to use and store on the Premises those Hazardous Materials listed in Paragraph 19.11 attached hereto, in the quantities set forth in Paragraph 19.11.

     19.3 HAZARDOUS MATERIALS MANAGEMENT PLAN.

          (a) Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises (including, without limitation, those listed in Paragraph 19.11), Tenant shall submit to Landlord a Hazardous Materials Management Plan ("HMMP") for Landlord's review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises (ee) the methods Tenant will employ to monitor the use of the material and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant's occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord's rights under this Lease or relieve Tenant of its


                                      21.

obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord's good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord's review and approval as provided above.

                  (b) Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord's costs and expenses reasonably incurred in connection with Landlord's review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord's review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord irrespective of whether Landlord consents to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant, and Landlord shall promptly refund to Tenant the excess, if any, of such costs and expenses actually paid by Tenant over the amount of such costs and expenses actually incurred by Landlord.

         19.4 USE RESTRICTION. Except as specifically allowed in Paragraph 19.2 above, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use, generation, transport, discharge and disposal by Tenant or its Agents of any Hazardous Material. If the presence of any Hazardous Agents results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, Tenant, at its expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real property to the condition existing prior to the appearance of such Hazardous Material. In the event there is a release, discharge or disposal of or contamination of the Premises by a Hazardous Material which is of the type that has been stored, handled, transported or otherwise used or permitted by Tenant or its Agents on or about the Premises, Tenant shall have the burden of proving that such release, discharge, disposal of contamination is not the result of the acts or omissions of Tenant or its Agents.

         19.5 TENANT INDEMNITY. Tenant shall defend, protect, hold harmless and indemnify Landlord and its agents and lenders with respect to all actions, claims, losses (including, diminution in value of the Premises), fines, penalties, fees (including, but not limited to, attorneys' and consultants' fees) costs, damages, liabilities, remediation costs, investigation costs, response costs and other expenses arising out of resulting from, or caused by any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of by Tenant or its agents in, on, under, over through or about the Premises and/or the surrounding real property. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of the disposal of any Hazardous Material on the Premises by Tenant or its agents, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through or about the Premises.

         19.6 COMPLIANCE. Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

         19.7 ASSIGNMENT AND SUBLETTING. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material, (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material, (iii) if the proposed assignee or subtenant is subject to investigation or

                                      22.

enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal of storage of any Hazardous Material.

         19.8 SURRENDER. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including without limitation, any actions, claims, losses, liabilities, fees, (including but not limited to attorneys' and consultants' fees), fines costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction m the fair market and/or rental value of the Premises by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises.

         19.9 RIGHT TO APPOINT CONSULTANT. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner and in compliance with the requirements of this Lease. If Tenant has violated any Law or covenant in this Lease regarding the use, storage or disposal of Hazardous Materials on or about the Premises, Tenant shall reimburse Landlord for the cost of such investigation. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant's use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

         Tenant shall defend, protect, hold harmless and indemnify Landlord and its agents and employees with respect to all actions, claims, losses, fines, penalties, fees, costs, damages and liabilities (including but not limited to attorneys' and consultants' fees) arising out of or in connection with any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of in, on, under, through or about the Premises and/or the surrounding real and personal property. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of a Hazardous Material, including any so called state, federal or local "super fund" lien related to the "clean up" of a Hazardous Material in, over, on, under, through, or about the Premises.

         19.10 HOLDING OVER. If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Materials (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including, without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

         19.11 MATERIALS. Tenant shall provide the list of its Hazardous Chemicals to be legally used during its tenancy in the following section provided below in this Paragraph 19.11, or attach a separate list and so indicate below or indicate "NONE" and initial below to indicate if no Hazardous Materials will be used:

MATERIALS:                         QUANTITIES:              LOCATION AND METHOD OF STORAGE:
Acetone                            < 1 Gallon              Flammable Liquids Storage Cabinet

Alcohol                            < 1 Gallon                 "        "        "       "

Methyl Ethyl Ketone                < 1 Gallon                 "        "        "       "

Lacquer & Paint                    < 1 Gallon                 "        "        "       "

Epoxy                              < I Gallon -               "        "        "       "

Cleaning Solvent                   < 1 Gallon                 "        "        "       "

         19.12 PROVISIONS SURVIVE TERMINATION. The provisions of this Paragraph
19.0 shall survive the expiration or termination of this Lease.

         19.13 CONTROLLING PROVISIONS. The provisions of this Paragraph 19.0 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other

                                      23.

provisions in this Lease that might otherwise be deemed applicable. The provisions of this Paragraph 19.0 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Paragraph 19.0.

20. MISCELLANEOUS.

         20.1 ESTOPPEL CERTIFICATE.

                  (a) Tenant shall at any time, upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed;
(iii) evidence the status of this Lease as may be required by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises, Building or Project or a purchaser of the same from Landlord, (iv) certify that all improvements to be constructed on or in the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, and (v) certify such other matters relating to the Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, Building or Project from Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                  (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance; and, (iv) the improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use.

                  (c) If Landlord desires to finance, refinance or sell said Premises, or any part hereof, Tenant hereby agrees to deliver to Landlord, its agent or any prospective purchaser or lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or prospective purchaser. Such statements shall include the past three years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

         20.2 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

         20.3 CAPTIONS; ATTACHMENTS; DEFINED TERMS.

                  (a) The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

                  (b) Exhibits attached hereto, and addendums and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

                  (c) The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property. The term "Landlord" shall

                                      24.

mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

                  (d) LAW. As used in this Lease, the term "Law" or "Laws" shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

                  (e) AGENT. As used in this Lease, the term "Agent" shall mean, with respect to either Landlord or Tenant, its respective agents, employees, contractors (and their subcontractors), and invitees (and in the case of Tenant, its subtenants).

                  (f) LENDER. As used in this Lease, the term "Lender" shall mean any beneficiary, mortgagee, secured party or other holder of any deed of trust, mortgage or other written security device or agreement affecting Landlord's interest in the Premises.

         20.4 ENTIRE AGREEMENT. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

         20.5 SEVERABILITY. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         20.6 COSTS OF SUIT.

                  (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

         The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse attorneys' fees reasonably incurred in good faith.

         20.7 LANDLORD AS PARTY DEFENDANT. Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys fees, incurred by Landlord in or in connection with such litigation. Such indemnity obligation shall survive termination of this Lease.

         20.8 WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim, cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or

                                      25.

any claim or injury or damage, or the enforcement of any-remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect.

         20.9 TIME; JOINT AND SEVERAL LIABILITY. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

         20.10 BINDING EFFECT: CHOICE OF LAW. Each provision of this Lease to be performed by Tenant shall be construed as both a covenant and condition. Subject to any provisions hereof restricting assignment or subletting any Tenant and subject to Section 18.2, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

         20.11 WAIVER. No covenant term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same of any other covenant, term or condition. Acceptance by Landlord of the performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

         Landlord's failure to enforce against Tenant or any other tenant of the Building or the Project any of the rules or regulations made by Landlord shall not be deemed a waiver of such rules or regulations. No act or thing done by Landlord, its agents or employees during this Lease Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and is signed by Landlord. The delivery of keys to any of Landlord's agents or employees shall not serve to terminate this Lease or surrender the Premises. No payment by Tenant, or receipt and acceptance by Landlord, of a lesser amount than the rent due shall be deemed to be other than on account of the earliest stipulated rent or additional rent, nor shall any endorsement or statement on any check or any letter accompanying a payment as rent be deemed an accord and satisfaction. The receipt and acceptance by Landlord of any delinquent rent shall not constitute a waiver of any other default; it shall only be a waiver of timely payment for the particular rent payment involved. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

         20.12 SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it or any or all such subleases or subtenancies.

         20.13 HOLDING OVER.

                  (a) SURRENDER OF POSSESSION. Tenant shall surrender possession of the Premises immediately upon the expiration or earlier termination of the Lease. If Tenant shall continue to occupy or possess the Premises after such expiration or termination without the consent of Landlord, then Tenant shall be a tenant at will. If Landlord has consented to such holdover in writing, Tenant shall be a tenant from month-to-month. All the terms, provisions and conditions of the Lease shall apply to the month-to-month tenancy except those terms, provisions and conditions pertaining to the Lease Term, and except that the rental shall be immediately adjusted upward upon the expiration or earlier termination of the Lease to equal the greater of (i) one hundred fifty percent (150%) of the then prevailing monthly rental rate for similar commercial space, as determined by Landlord; or (ii) one hundred fifty percent (150%) of the Rental for the Premises in effect under this Lease on the day immediately prior to the date of the expiration or earlier termination of the Lease.

         The month-to-month tenancy may be terminated by Landlord or Tenant upon thirty (30) days prior notice to the non-terminating party. In the event that Tenant fails to surrender the Premises upon such expiration or earlier termination, then Tenant shall indemnify and hold Landlord harmless against all losses or liability resulting from or

                                      26.

arising out of Tenant's failure to surrender the Premises. This includes, but is not limited to any amounts required to be paid or damages incurred due to the loss of any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys' fees and brokerage commissions.

         20.14 PAYMENT OF MONEY AFTER TERMINATION. No payment of money by Tenant to Landlord after the termination of the Lease by Landlord or after the giving of any notice of termination to Tenant by Landlord, which Landlord is entitled to give Tenant under the Lease, shall reinstate, continue or extend the Term of the Lease or shall affect any such notice given to Tenant prior to the payment of such money. It is agreed that after the service of such notice or the commencement of any suit by Landlord to obtain possession of the Premises, Landlord may receive and collect when due any and all payments owed by Tenant under the Lease and otherwise exercise its rights and remedies. The making of any such payments by Tenant shall not waive such notice or in any manner affect any pending suit or judgment obtained.

         20.15 SIGNS AND AUCTIONS.

                  (a) Tenant shall not place any sign upon the Premises or conduct any auction thereon without Landlord's prior written consent. All such signs placed on the Premises by Tenant and consented to by Landlord shall comply with all recorded documents affecting the Premises and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. At Landlord's option, Tenant shall, at the expiration or earlier termination of the Lease, remove any sign which it has placed on the Premises and shall at its sole cost, repair any damage caused by the installation or removal of such sign.

                  (b) Obtaining permits for Tenant signs as may be required by any governmental agency shall be the responsibility of Tenant.

         20.16 REASONABLE CONSENT. Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld. In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said failure is withheld maliciously or in bad faith.

         20.17 INTEREST ON PAST DUE OBLIGATIONS. Any installment of Base Rent or Additional Rent due from Tenant, or any other sum due under this Lease from Tenant, which is not received by Landlord when due, shall bear interest from said due date until paid, at an annual rate equal to the lower of (the "Permitted Rate"): (a) twelve percent (12%); or (b) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant. In addition, Tenant shall pay all costs and attorneys' fees incurred by Landlord in collection of such amounts.

         20.18 RECORDING. Tenant shall not record this Lease without Landlord's prior written consent (which may be given or withheld in Landlord's sole and absolute discretion), and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.

         20.19 NOTICES. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered on the date received if personally delivered to Landlord or Tenant, as the case may be, or if mailed, then forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signatures at the end of this Lease.

         20.20 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance

                                      27.

with its terms. If Tenant is a corporation Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

         20.21 LIMITATION ON LANDLORD'S LIABILITY. Tenant, for itself and its successors and assigns (to the extent this Lease is assignable), hereby agrees that in the event of any actual or alleged, breach or default by Landlord under this Lease that:

                  (a) Tenant's sole and exclusive remedy and recourse against Landlord shall be as against Landlord's interest in the Project;

                  (b) No partner of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the partnership);

                  (c) No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

                  (d) No partner of Landlord shall be required to answer or otherwise plead to any service of process;

                  (e) No judgment will be taken against any partner of Landlord;

                  (f) Any judgment taken against any partner of Landlord may be vacated and set aside at anytime nunc pro tunc;

                  (g) No writ of execution will ever be levied against the assets of any partner of Landlord; and,

                  (h) The covenants and agreements of Tenant set forth in this Paragraph 20.21 shall be enforceable by Landlord and any partner of Landlord.

         20.22 CONSTRUCTION OF LEASE PROVISIONS. Although printed provisions of this Lease were prepared by Landlord, the doctrine or rule that ambiguities in an agreement or document are to be construed against the drafting party, shall not be utilized in interpreting this Lease and this Lease shall instead be construed or interpreted in accordance with the general tenor of the language to reach a fair and equitable result.

         20.23 CONFIDENTIALITY. Tenant hereby agrees not to disclose the terms of this lease (specifically including, without limitation, the rent or rental rate to be paid by Tenant hereunder and/or any tenant improvement allowance to be furnished by Landlord to Tenant) to any existing or prospective tenant of the Building or other third party; provided, however, Tenant may disclose the terms of this Lease to its accountant, bookkeeper or tax advisor or any employee of Tenant who has a need to know such information for a legitimate business purpose, or if Tenant is otherwise required to disclose such confidential information as permitted hereunder of the requirements of this Paragraph and shall require each such person to comply with such confidentiality requirements. In the event Tenant or any person to whom it discloses such confidential information fails in any respect to comply with its obligations under this Paragraph, Tenant shall be liable to Landlord for breach of this Paragraph 20.23 and Landlord may bring an action against Tenant for damages as a result of such breach. In addition, nothing stated herein shall preclude or prohibit Landlord from seeking an injunction to prevent disclosure of such confidential information or an order compelling specific protection of such confidential information. The provisions of this Paragraph 20.23 shall survive the termination of this Lease.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND BY EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED THE TERMS OF THIS LEASE ARE

                                      28.

COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO LEGAL COUNSEL FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY LANDLORD OR BY SOUTH BAY DEVELOPMENT COMPANY, ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR THE CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.



         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.

LANDLORD:                                           TENANT:
KNOWLES LOS GATOS LLC, a California Limited         LEAPFROG ENTERPRISES, INC., a Delaware
liability company                                   corporation


By: /s/ J.D. Mair                                   By: /s/ David J. Conroy
   --------------                                      --------------------

Printed: J.D. Mair                                  Printed: David J. Conroy
         ---------                                          ----------------

Its: Member                                         Its: Vice President of Software
    -------                                              --------------------------

Dated: 1/24/01                                      Dated: 1/18/01
       -------                                            --------

                                                    By:
                                                       ------------------------------------

                                                    Printed:
                                                            -------------------------------

                                                    Its:
                                                        -----------------------------------

                                                    Dated:
                                                          ---------------------------------

                                                    NOTE:  If Tenant is a corporation, the signatures of two
                                                    corporate officers is required, one signature must be
                                                    one of the following: chairman of the board, president
                                                    or any vice-president and the second signature must be
                                                    one of the following: secretary, assistant secretary,
                                                    chief financial officer or any assistant treasurer


                                      29.

                                   EXHIBIT "A"



                            [Floor Plan of Property]




                                       1.

                                   EXHIBIT "B"

                              IMPROVEMENT AGREEMENT


         This Improvement Agreement ("Agreement") is made part of that Lease dated January 15, 2001, by and between ("Landlord"), and LeapFrog Enterprises, Inc. ("Tenant"). Landlord and Tenant agree that the following terms are hereby added to the Lease:

         1. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the same meaning and definition as set forth for such terms in the Lease. The terms listed below, when used in this Agreement, shall mean the following:

                  (a) APPROVED INTERIOR PLANS. The term "Approved Interior Plans" shall have the meaning set forth in Paragraph 2(a) of this Agreement.

                  (b) IMPROVEMENTS. The term "Improvements" shall mean all improvements to be constructed by Landlord within the Premises pursuant to the Approved Interior Plans.

                  (c) IMPROVEMENT COSTS. The term "Improvement Costs" shall mean and include all of the following:

                           (i) All "hard" construction costs for the
construction of the Improvements according to the Approved Interior Plans and all approved changes thereto, including, but not limited to:

                                    (A) All labor and supervision costs;

                                    (B) Costs of all materials and supplies;

                                    (C) Contract price for all construction work
undertaken by general contractors and sub-contractors (including, without limitation, the applicable general contractor's fee for overhead and profit);

                                    (D) Fees, taxes or other charges levied by
governmental or quasi-governmental agencies (including public utilities) in connection with the issuance of all authorizations, approvals, licenses, and permits necessary to undertake construction of the Improvements; including the cost of installation;

                                    (E) The cost of all equipment and fixtures
provided for in the Approved Interior Plans,

                                    (F) The cost of all concrete, welding,
survey and other testing expenses;

                                    (G) The cost of premiums for surety bonds,
if any, including but not limited to payment and performance bonds and mechanics' lien bonds;

                                    (H) The cost of installing a meter or meters
in the Premises to measure the utility services supplied to and consumed in the Premises; and

                                    (I) The cost of installing standard utility
services (i.e., standard HVAC controls and distribution facilities; standard electrical panels, distribution facilities, wiring, fixtures, switches and receptacles) and special utility services (i.e., services other than those specified above).

                                       1.

                           (ii) All "soft" construction costs directly or
indirectly related to the construction of the Improvements including, but not limited to, the following:

                                    (A) Engineering, initial space planning and
architectural fees for preparation of all plans, specifications and working drawings and processing of applications for all governmental authorizations, approvals, licenses and permits;

                                    (B) Fees of engineers, space. planners,
architects, attorneys and others providing professional or extra services in connection with the construction of the Improvements or the supervision of the construction; and

                                    (C) Inspection fees, recording costs and
filing fees.

         2. CONSTRUCTION OF IMPROVEMENTS. Landlord agrees to construct the Improvements in the Premises in conformance with applicable construction codes and with the Approved Interior Plans approved by both Landlord and Tenant and developed pursuant to this Paragraph 2.

                  (a) APPROVAL OF PLANS. On or before the date five (5) business days following execution of the Lease, Landlord shall deliver plans and specifications to Tenant for its approval, which shall not be unreasonably withheld. Tenant shall reasonably approve or disapprove such plans and specifications within five (5) calendar days following delivery of the same to Tenant. If Tenant reasonably disapproves such plans, then the parties shall expeditiously confer and negotiate in good faith to reach agreement on the plans and specifications for the Improvements. As soon as the final plans and specifications are approved by Tenant, four (4) copies of such plans and specifications shall be initialed and dated by Landlord and Tenant, and Landlord shall submit such plans and specifications and working drawings to all appropriate governmental agencies for approval. Immediately after all such governmental approvals have been obtained, the final plans and specifications so approved (including any governmentally required changes), and all change orders specifically permitted by this Agreement, are referred to herein as the "Approved Interior Plans" and shall become part of this Lease as though set forth in full.

                  (b) CONSTRUCTION CONTRACTS. Landlord shall contract for the construction of the Improvements in the following manner:

                           (i) It is presently contemplated that the
Improvements will be constructed by South Bay Construction Company, as general contractor. Tenant acknowledges that one or more of the members of Landlord has an ownership or other beneficial interest in South Bay Construction Company, but Tenant nevertheless consents to Landlord's hiring of such company for purposes of constructing the Improvements. Notwithstanding the above, Landlord shall have no obligation to hire South Bay Construction Company, or any other specific general contractor, for the purpose of constructing the Improvements, and Landlord may select for such purposes any licensed general contractor it may deem qualified to perform such work. The general contractor so selected by Landlord (which likely is to be South Bay Construction Company) is referred to herein as the "Prime Contractor."

                           (ii) Prior to commencement of construction of the
Improvements, Landlord shall cause the Prime Contractor to obtain at least two competitive bids for each portion of the work to be performed by subcontractors in the major trades. Tenant shall have the right to review all such competitive bids, and the final bid accepted must be reasonably agreed upon by Landlord and Tenant prior to the start of construction of the Improvements.

                  (c) CHANGES TO APPROVED INTERIOR PLANS. Once the Approved Interior Plans have been finally approved by Landlord and Tenant and the general construction contract signed with the Prime Contractor, Tenant shall have no right to order extra work or change orders with respect to the construction of the Improvements without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. All extra work or change orders requested by Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom, and shall become effective and a part of the Approved Interior Plans once approved in writing by both parties.

                                       2.

                  (d) COMMENCEMENT AND COMPLETION OF THE IMPROVEMENTS. As soon as (i) the Approved Interior Plans have been developed as provided above, (ii) all necessary governmental approvals have been obtained, and (iii) Landlord has entered into a general construction contract with Prime Contractor for construction of the Improvements, Landlord shall cause construction of the Improvements to be commenced and diligently prosecuted to completion. Landlord makes no representation or warranty as to when the Improvements will be completed.

                  (e) PAYMENT OF IMPROVEMENT COSTS. Landlord shall pay all Improvement Costs with the exception of I) any costs associated with construction of the lunch room and installation and exhausting of Tenant's Spray Booth; and ii) any change orders requested by Tenant that result in an increase in construction costs. If Tenant incurs Improvement Costs as outlined herein, then Tenant shall pay the entire amount of such costs, with one-half (1/2) of such excess payable to Landlord in cash prior to commencement of construction of the Improvements and the balance payable on the Commencement Date. The obligation of Landlord to contribute monies up to pay for the Improvements shall pertain only to Improvement Costs incurred by Landlord in connection with the design and construction of the Improvements shown on the Approved Interior Plans.

         3. DELAYS IN COMPLETION. The obligation of Tenant to pay Base Rent and Tenant's Share of Operating Expense increases (and other additional rent) shall commence on the Commencement Date of the Lease (as provided in the Lease) unless otherwise provided in this Section 3. The parties hereto acknowledge that the date on which Tenant's obligation to pay the Base Rent would otherwise commence may be delayed because of (i) Tenant's failure to prepare and submit information to Landlord so Landlord may prepare plans and specifications for the Improvements and/or Tenant's failure to promptly review and approve the plans or specifications for the Improvements, (ii) the entry by Tenant into the Premises, or portion thereof, which interferes with or delays the completion of Landlord's work, (iii) change orders requested by Tenant and approved by Landlord, and /or
(iv) any other act or omission of Tenant. It is the intent of the parties hereto that the Tenant's obligation to pay the Base Rent and Tenant's Share of Operating Expense Increases (and all additional rent) not be delayed by any of such causes or by any other act of Tenant, and in the event it is so delayed, then Tenant's obligation to pay Base Rent and Tenant's Share of Operating Expense Increases (and all additional rent) shall commence as of the date it would otherwise have commenced absent said delay caused by Tenant.

         4. REPRESENTATIONS AND WARRANTIES.

                  (a) LANDLORD. Landlord's Prime Contractor shall warrant the Improvements constructed in the premises, but not any equipment included in the Improvements, against defects in material and workmanship for a period of twelve
(12) months from the date of signed acceptance of the Improvement by Tenant. Said warranty extends only to Tenant and shall be effective only as to defects of which Landlord and the Prime Contractor are notified in writing by Tenant within the warranty period. The Prime Contractor's sole obligation shall be either to repair or replace, as the Prime Contractor and project architect determine appropriate, any defect which is warranted hereunder. Any repair or replacement is warranted against defects in material and workmanship for a period ending on the date said warranty expires with regard to the original construction to which the repair or replacement was made. Tenant agrees that Landlord, Prime Contractor and the project architect shall not be liable for consequential damages arising as a result of a defect warranted hereunder. Tenant covenants that it will not pursue any remedy against Landlord, Prime Contractor or the project architect as a result of such consequential damages if any. Landlord shall inform Tenant of all written equipment warranties existing in favor of Landlord which affect any equipment included in the Improvements. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defective operation of equipment so long as Tenant pays all costs incurred by Landlord in so acting. The warranties to be given as set forth in this paragraph are all of the warranties of Landlord, Prime Contractor and the project architect with respect to the subject matter hereof. LANDLORD, PRIME CONTRACTOR AND THE PROJECT ARCHITECT MAKE NO OTHER EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE CONSTRUCTION OR OPERATION OF THE IMPROVEMENTS INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR PURPOSE OR MERCHANTABILITY.

                  (b) TENANT. Tenant represents to Landlord that Tenant shall inspect or, if Tenant lacks sufficient expertise to so inspect, shall employ experts of Tenant's choosing, to inspect the plans and specifications for the Improvements and that upon written approval of such plans and specifications by Tenant, Tenant shall be deemed fully satisfied that the Improvements constructed in substantial accordance with such plans and

                                       3.

specifications are sufficient to meet Tenant's purpose. Tenant covenants that Tenant will not pursue any action against Landlord, Prime Contractor or the project architect if the Improvements made in accordance with such plans and specifications fail to meet Tenant's purpose. Landlord makes no warranty, express or implied, of fitness for purpose or merchantability, of any equipment or fixtures included in the Premises. Tenant acknowledges that Tenant shall rely upon the manufacturer of such equipment or fixtures for any warranty with respect thereto.

         5. HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Agreement, and shall not be deemed relevant in resolving any questions of interpretation or construction of any paragraph of this Agreement.

                                      LANDLORD:

                                      KNOWLES LOS GATOS LLC, a California Limited liability company


                                      By: /s/ J.D. Mair

                                      Its: Member

Dated: January 21, 2002
                                      TENANT:

                                      LEAPFROG ENTERPRISES, INC., a Delaware corporation


                                      By: /s/ David J. Conroy

Dated:                                Its: Vice President of Software
      -------------------------           ---------------------------

Dated:                                By:
      -------------------------          --------------------------------------

                                      Its:
                                          -------------------------------------


                                       4.

                                   EXHIBIT "C"

                   EL GATO BUSINESS PARK RULES AND REGULATIONS


         By and between Knowles, Los Gatos, LLC, a California limited liability company ("Landlord") and Knowledge Kids Enterprises, Inc, a Delaware corporation "Tenant") as exhibit to that certain Lease dated January 15, 2002.

         1. Tenant, its employees or invitees, shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways, and entrances.

         2. Tenant, its employees or invitees, shall not suffer or permit loitering of any kind in the Common Areas, including driveways, walkways and entrances.

         3. Tenant, its employees or invitees, shall not litter the Common areas with trash or any type of debris, including, but not limited to cigarette butts.

         4. Tenant, its employees or invitees, shall not verbally, or otherwise, harass other tenants, their employees or invitees.

         5. Tenant, its employees or invitees, shall not deface building walls, fences, parking lots or any other part of the Premises or Common Areas.

         6. Tenant, its employees or invitees, shall not go on the roof of the Building for any reason without the permission of Landlord.

         7. The Premises shall not be used for lodging of any kind.

         8. Tenant, its employees or invitees, shall not make or permit any noise or odors that annoy or interfere with other Tenants or persons having business within the Project.

         9. Tenant, its employees or invitees, shall not keep animals or birds within the Common Areas. Any animals visiting the Leased premises must remain properly leashed.

         10. Tenant, its employees or invitees, shall not store any rubbish containers in the Common Areas other than the designated enclosures. Containers that do not fit inside the enclosures are prohibited.

         11. Tenant, its employees or invitees, shall not store any pallets, boxes or other debris any place in the Common Areas at any time. Landlord shall have the right to remove and dispose of anything left in the Common Areas at the expense of Tenant without prior notice.

         12. Landlord shall have the right to make further such reasonable rules and regulations, and to alter the same, as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises, the Project and the preservation of good order therein. Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.



                                                                 INITIALS [INIT]

                                       1.